   As filed with the Securities and Exchange Commission on September 28, 1998
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                               AHL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

            GEORGIA                                              58-2277249
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             3353 PEACHTREE ROAD, NE
                             SUITE 1120, NORTH TOWER
                             ATLANTA, GEORGIA 30326
   (Address, including zip code, of registrant's principal executive offices)

                  AHL SERVICES, INC. 1997 STOCK INCENTIVE PLAN
                              (Full title of plans)

                            FRANK A. ARGENBRIGHT, JR.
                     CHAIRMAN AND CO-CHIEF EXECUTIVE OFFICER
                             3353 PEACHTREE ROAD, NE
                             SUITE 1120, NORTH TOWER
                             ATLANTA, GEORGIA 30326
                                 (404) 267-2222
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   COPIES TO:

                             JEFFREY M. STEIN, ESQ.
                                 KING & SPALDING
                              191 PEACHTREE STREET
                           ATLANTA, GEORGIA 30303-1763
                                 (404) 572-4600

                         CALCULATION OF REGISTRATION FEE


=========================================================================================================================
                                                                Proposed Maximum     Proposed Maximum
                                                  Amount to    Offering Price Per   Aggregate Offering      Amount of
Title of Securities to be Registered            be Registered       Share(2)             Price(2)        Registration Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share.........  3,115,000(1)       $30.5625          $95,202,187.50          $28,085
-------------------------------------------------------------------------------------------------------------------------

(1) Does not include 1,100,000 shares of Common Stock of AHL Services, Inc. previously registered on Registration Statement No. 333-36813 and to which the Prospectus relating to this Registration Statement relates. Registration fees of $6,010 were previously paid in connection with an aggregate of 1,100,000 shares of Common Stock (including the 1,100,000 shares not yet issued) previously registered.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the high and low sales prices per share of Common Stock of AHL Services, Inc. as reported on the Nasdaq National Market on September 21, 1998.

PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS RELATING TO THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING ALSO TO REGISTRATION STATEMENT NO. 333 36813 PREVIOUSLY FILED BY THE REGISTRATION ON FORM S-8 ON SEPTEMBER 30, 1997.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents have been previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") and are incorporated by reference in this Registration Statement:

                  (a) The Annual Report on Form 10-K of AHL Services, Inc. for the year ended December 31, 1997;

                  (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

                  (c) The Company's Current Reports on Form 8-K dated February 6, 1998, July 24, 1998 and July 31, 1998 and the Company's Current Reports on Form 8-K/A dated July 24, 1998 and July 31, 1998; and

                  (d) The description of the Registrant's common stock, par value $.01 per share ("Common Stock"), contained in the Registration Statement on Form 8-A, dated March 25, 1997, filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         Each document filed by the Company pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such document. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document which also is so deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written or telephone requests for such copies should be directed to Corporate Secretary, AHL Services, Inc., 3353 Peachtree Road, NE, Suite 1120, North Tower, Atlanta, Georgia 30326, telephone:
404-267-2222.


Item 4.           Description of Securities.

                  Inapplicable.

Item 5.           Interest of Named Experts and Counsel.

                  Inapplicable.


Item 6.           Indemnification of Directors and Officers.

         The Georgia Business Corporation Code permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provision shall eliminate or limit the liability of a director: (A) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (B) for acts or omissions which involve intentional misconduct or a knowing violation of law; (C) for unlawful corporate distributions; or (D) for any transaction from which the director received an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the federal securities laws). The Registrant's Restated and Amended Articles of Incorporation (the "Restated Articles") exonerate the Registrant's directors from monetary liability to the extent permitted by this statutory provision.

         The Registrant's Bylaws (the "Bylaws") also provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Registrant), by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant (and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the Georgia Business Corporation Code. In addition, the Bylaws provide that the Registrant will advance to its directors or officers reasonable expenses of any such proceeding.

         Notwithstanding any provisions of the Registrant's Restated Articles and Bylaws to the contrary, the Georgia Business Corporation Code provides that the Registrant shall not indemnify a director or officer for any liability incurred in a proceeding in which the director is adjudged liable to the Registrant or is subjected to injunctive relief in favor of the Registrant: (1) for any appropriation, in violation of his duties, of any business opportunity of the Registrant; (2) for acts or omissions which involve intentional misconduct or a knowing violation of law; (3) for unlawful corporate distributions; or (4) for any transaction from which the director or officer received an improper personal benefit.

         The Registrant has purchased insurance with respect to, among other things, any liabilities that may accrue under the statutory provisions referred to above.


Item 7.           Exemption from Registration Claimed.

                  Inapplicable.

Item 8.           Exhibits.

Exhibit                    Description
-------                    -----------
4.1                        Restated and Amended Articles of Incorporation of
                           Registrant (incorporated by reference to Exhibit 2 of
                           Registrant's Registration Statement on Form 8-A dated
                           March 25, 1997).

4.2 Bylaws of Registrant (incorporated by reference to Exhibit 3 of Registrant's Registration Statement on
                           Form 8-A dated March 25, 1997).

5.1 Opinion of King & Spalding regarding legality of shares being registered.

23.1                       Consent of Arthur Andersen LLP.

23.2                       Consent of King & Spalding (included in Exhibit 5.1).

24.1                       Power of Attorney (included on signature page).


Item 9.           Undertakings.

         The undersigned Registrant hereby undertakes:

         (a)      (1)      To file, during any period in which offers or sales
are being made, a post-effective amendment to this Registration Statement;

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this

Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                     EXPERTS

         The financial statements incorporated in this Registration Statement by reference to the Prospectus dated September 28, 1998 have been so incorporated in reliance on the report of Arthur Andersen LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting in giving said report.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 28th day of September, 1998.

                                          AHL SERVICES, INC.


                                          By: /s/ FRANK A. ARGENBRIGHT, JR.
                                             -----------------------------------
                                             Frank A. Argenbright, Jr.
                                             Chairman and Co-Chief Executive
                                             Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank A. Argenbright, Jr., Edwin R. Mellett and David L. Gamsey and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 28, 1998.

Signature                                         Title
---------                                         -----
/s/ FRANK A. ARGENBRIGHT, JR.       Chairman and Co-Chief Executive
------------------------------      Officer (Principal Executive Officer)
Frank A. Argenbright, Jr.

/s/ EDWIN R. MELLETT                Vice Chairman and Co-Chief
------------------------------      Executive Officer
Edwin R. Mellett

/s/ DAVID L. GAMSEY                 Chief Financial Officer (Principal
------------------------------      Financial and Principal Accounting
David L. Gamsey                     Officer)

/s/ EDWIN C. GAGE                   Director
------------------------------
Edwin C. Gage

                                    Director
------------------------------
Hamish Leslie Melville

                                    Director
------------------------------
Robert F. McCullough

                                  EXHIBIT INDEX


Exhibit                           Description                                             Page
-------                           -----------                                             ----
4.1      Restated and Amended Articles of Incorporation of Registrant
         (incorporated by reference to Exhibit 2 of Registrant's Registration
         Statement on Form 8-A dated March 25, 1997).

4.2      Bylaws of Registrant (incorporated by reference to Exhibit 3 of
         Registrant's Registration Statement on Form 8-A dated March 25, 1997).

5.1 Opinion of King & Spalding regarding legality of shares being registered.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of King & Spalding (included in Exhibit 5.1).

24.1     Power of Attorney (included on signature page).